UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2005

FIRST AVENUE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Court Square, Suite 202, Charlottesville, VA 22902

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (434) 220-4988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure under Item 2.01 of this current report is also responsive to this Item 1.01 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 13, 2005 and January 14, 2005, First Avenue Networks, Inc., together with its subsidiaries First Avenue Licenses, LLC and Teligent Services Acquisition, Inc. (collectively, the “Company”), completed the acquisition (the “Acquisition”) of substantially all of the assets and fixed broadband wireless operations of Teligent, Inc. and Teligent Services, Inc. (collectively, “Teligent”). As previously reported in the Company’s Form 8-K filed November 9, 2004, the Company entered into a definitive agreement on November 8, 2004 (the “Purchase Agreement”) to acquire Teligent’s 24 GHz spectrum licenses, radio assets and fixed wireless operations, including an operational cellular backhaul network in New York City. The Purchase Agreement was amended and restated on January 13, 2005 to, among other things, add Teligent Services Acquisition, Inc. and Teligent Services, Inc. as parties.

In consideration for the assets acquired from Teligent Services, Inc. on January 13, 2005, the Company issued approximately 393,000 shares of its common stock (the “TSI Shares”). In consideration for the assets acquired from Teligent (which assets included the TSI Shares) on January 14, 2005, the Company issued approximately 25.2 million shares of its common stock (the “Teligent Shares”) and a warrant (the “Warrant”) to purchase up to an additional approximately 2.5 million shares of its common stock. The Teligent Shares and the shares issuable upon exercise of the Warrant together represent approximately 38% of the Company’s fully diluted shares after the completion of the Acquisition. The Warrant entitles the holder to subscribe for and purchase from the Company shares of its common stock at exercise prices ranging from $1.98 to $2.40 per share depending upon the exercise date, as more fully set forth in the Warrant. The Warrant terminates on June 28, 2009 unless earlier terminated pursuant to the terms and conditions of the Warrant. The TSI Shares which the Company reacquired upon the assumption of the Teligent assets will either be held in the Company’s treasury, be retired or be cancelled and redesignated as authorized but unissued common stock.

Aspen Partners - Series A, together with its affiliates, is a majority stockholder of Teligent, Inc. and held approximately 12.4% of the Company’s common stock prior to the completion of the Acquisition.

The securities issued as consideration for the Acquisition have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued in reliance on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. In connection with the Acquisition, the Company entered into a Third Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Teligent and the holder of the Warrant granting Teligent, the Warrant holder and certain designees of Teligent certain rights with respect to the registration of the securities issued in connection with the Acquisition.

The foregoing is a summary of the terms of the Warrant, the Purchase Agreement and the Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively.

On January 18, 2005, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this current report by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 of this current report is also responsive to this Item 3.02 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b) Pro forma financial information.

The Company hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(c) Exhibits – The following exhibits are furnished as part of this current report:

Exhibit Number	Description
4.1	Warrant issued to Dr. Rajendra Singh.

10.1	Amended and Restated Asset Purchase Agreement, dated as of January 13, 2005, by and among First Avenue Networks, Inc., Teligent Services Acquisition, Inc., Teligent, Inc. and Teligent Services, Inc. (the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.2	Third Amended and Restated Registration Rights Agreement, dated as of January 14, 2005, by and among First Avenue Networks, Inc. and the persons listed on the signature pages thereof.

99.1	Press Release of First Avenue Networks, Inc. dated January 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AVENUE NETWORKS, INC.

Date:	January 18, 2005	By:	/s/ Sandra Thomas Watson
			Name:	Sandra Thomas Watson
			Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Warrant issued to Dr. Rajendra Singh.

10.1	Amended and Restated Asset Purchase Agreement, dated as of January 13, 2005, by and among First Avenue Networks, Inc., Teligent Services Acquisition, Inc., Teligent, Inc. and Teligent Services, Inc. (the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.2	Third Amended and Restated Registration Rights Agreement, dated as of January 14, 2005, by and among First Avenue Networks, Inc. and the persons listed on the signature pages thereof.

99.1	Press Release of First Avenue Networks, Inc. dated January 18, 2005.